EXHIBIT 21

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                Ownership %    Incorporation
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Public Service Electric and Gas Company ..........      100          New Jersey
PSEG Power LLC ...................................      100          Delaware
PSEG Fossil LLC ..................................      100          Delaware
PSEG Energy Resources & Trade LLC ................      100          Delaware
PSEG Energy Holdings L.L.C. ......................      100          New Jersey
PSEG Resources L.L.C. ............................      100          New Jersey
PSEG Global L.L.C. ...............................      100          New Jersey
PSEG Global International Holdings LLC ...........      100          Delaware

      The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.